EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of Imaging Technologies Corporation of our report dated October 5, 1999, which appears on Page F-1 of Form 10-K for the year ended
June 30, 1999, and to the reference to our firm under the caption "Experts" in the Prospectus.

/s/ Boros & Farrington APC
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BOROS & FARRINGTON APC
San Diego, California
August 14, 2000